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                                                                     EXHIBIT 4.5

                                     GLOBAL
                      EXCHANGE CAPITAL SECURITIES CERTIFICATE



                  This Exchange Capital Securities Certificate is an Exchange Global Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Exchange Capital Securities Certificate is exchangeable for Exchange Capital Securities Certificates registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

                  Unless this Exchange Capital Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Provident Trust I or its agent for registration of transfer, exchange or payment, and any Exchange Capital Securities Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE EXCHANGE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY SUCH TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS OF SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                  NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING


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"PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS EXCHANGE CAPITAL SECURITIES
CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASE OR HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS EXCHANGE CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN THAT IS A PLAN OR A PLAN ASSET ENTITY OR IS PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT (A) THE PURCHASE AND HOLDING OF THE EXCHANGE CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION, (B) THE COMPANY AND THE ADMINISTRATORS ARE NOT "FIDUCIARIES" WITHIN THE MEANING OF
SECTION 3(21) OF ERISA AND THE REGULATIONS THEREUNDER, WITH RESPECT TO SUCH PERSON'S INTEREST IN THE EXCHANGE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES, AND (C) IN PURCHASING THE EXCHANGE CAPITAL SECURITIES SUCH PERSON APPROVES THE PURCHASE OF THE JUNIOR SUBORDINATED DEBENTURES AND THE APPOINTMENT OF THE ISSUER TRUSTEES.


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CERTIFICATE NUMBER                                  AGGREGATE LIQUIDATION AMOUNT
       1
      ---                                                   (CAPITAL SECURITIES)

                               CUSIP NO. _________

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                                PROVIDENT TRUST I

                        8.29% EXCHANGE CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


                  Provident Trust I, a statutory trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co., (the "Holder") is the registered owner of aggregate liquidation amount of capital securities of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the Provident Trust I 8.29% Exchange Capital Securities (liquidation amount $1,000 per Exchange Capital Security) (the "Exchange Capital Securities"). The Exchange Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Exchange Capital Securities are set forth in, and this certificate and the Exchange Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of April 17, 1998, as the same may be amended from time to time (the "Trust Agreement"), among Provident Bankshares Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, the Administrators named herein and the Holders of Trust Securities, including the designation of the terms of the Exchange Capital Securities as set forth therein. The Holder is entitled to the benefits of the Exchange Guarantee Agreement entered into by Provident Bankshares Corporation, as Guarantor, and Bankers Trust Company, as Exchange Guarantee Trustee, dated as of ______________, 1998 (the "Exchange Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust


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Agreement and the Exchange Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust by contacting the Issuer Trustees.

                  Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                  Terms used but not defined herein have the meanings set forth in the Trust Agreement.

                  IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this ___ day of ______, 1998.

                               PROVIDENT TRUST I


                               By:_________________________________
                               Name: James R. Wallis
                                     Administrator
AUTHENTICATED:


BANKERS TRUST COMPANY,
  as Property Trustee



By: ________________________
    Authorized Signatory


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                  Distributions payable on each Exchange Capital Security will be fixed at a rate per annum of 8.29% (the "Coupon Rate") of the liquidation amount of $1,000 per Exchange Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions," as used herein, includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                  Distributions on the Exchange Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or duly provided for, with respect to the Exchange Capital Securities or the Original Capital Securities exchanged for this Exchange Capital Security, if no Distributions have been paid or duly provided for, from April 17, 1998 and will be payable semi-annually in arrears, on April 15 and October 15 of each year, commencing on October 15, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions also will be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.



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                  Subject to the receipt of any required regulatory approval and to certain other conditions set forth in the Amended and Restated Trust
Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust, or simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

                  The Exchange Capital Securities shall be redeemable as provided in the Amended and Restated Trust Agreement.


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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Exchange Capital Security to:

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

agent to transfer this Exchange Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.



Date:  _________________


Signature:  _________________________________________________________
             (Sign exactly as your name appears on the other side of
                  this Exchange Capital Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.



                                                 _______________________________
                                                            Signature



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